THIRTEENTH AMENDMENT TO AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

This Thirteenth Amendment (this “Amendment”), effective                                 , 2021, is made to the Amended and Restated Investment Advisory Agreement by and between Great-West Funds, Inc. (“Great-West Funds”) and Great-West Capital Management, LLC (the “Adviser”).

WHEREAS, Great-West Funds and Adviser are parties to the Amended and Restated Investment Advisory Agreement, dated May 1, 2017, as amended (the “Agreement”); and

WHEREAS, pursuant to Article VI of the Agreement, Great-West Funds and Adviser desire to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, Great-West Funds and Adviser agree as follows:

1.	Schedule B of the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through duly authorized officers as of the Effective Date.

GREAT-WEST CAPITAL MANAGEMENT, LLC

Attest:	/s/ Ryan L. Logsdon	By:	/s/ Jonathan D. Kreider

Name:	Ryan L. Logsdon	Name:	Jonathan D. Kreider

Title:	Vice President, Counsel & Secretary	Title:	President & Chief Executive Officer

GREAT-WEST FUNDS, INC.

Attest:	/s/ Ryan L. Logsdon	By:	/s/ Kelly B. New

Name:	Ryan L. Logsdon	Name:	Kelly B. New

Title:	Chief Legal Officer & Secretary	Title:	Treasurer

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SCHEDULE B

TO THE AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

Funds	Investment Advisory Fee
Great-West Lifetime 2015 Fund	0.12% of the average daily net assets
Great-West Lifetime 2020 Fund	0.12% of the average daily net assets
Great-West Lifetime 2025 Fund	0.12% of the average daily net assets
Great-West Lifetime 2030 Fund	0.12% of the average daily net assets
Great-West Lifetime 2035 Fund	0.12% of the average daily net assets
Great-West Lifetime 2040 Fund	0.12% of the average daily net assets
Great-West Lifetime 2045 Fund	0.12% of the average daily net assets
Great-West Lifetime 2050 Fund	0.12% of the average daily net assets
Great-West Lifetime 2055 Fund	0.12% of the average daily net assets
Great-West Lifetime 2060 Fund	0.12% of the average daily net assets
Great-West Aggressive Profile Fund	0.10% of the average daily net assets
Great-West Moderately Aggressive Profile Fund	0.10% of the average daily net assets
Great-West Moderate Profile Fund	0.10% of the average daily net assets
Great-West Moderately Conservative Profile Fund	0.10% of the average daily net assets
Great-West Conservative Profile Fund	0.10% of the average daily net assets
Great-West SecureFoundation® Balanced Fund	0.10% of the average daily net assets
Great-West SecureFoundation® Lifetime 2035 Fund	0.12% of the average daily net assets
Great-West SecureFoundation® Lifetime 2040 Fund	0.12% of the average daily net assets
Great-West SecureFoundation® Lifetime 2045 Fund	0.12% of the average daily net assets
Great-West SecureFoundation® Lifetime 2050 Fund	0.12% of the average daily net assets
Great-West SecureFoundation® Lifetime 2055 Fund	0.12% of the average daily net assets
Great-West SecureFoundation® Lifetime 2060 Fund	0.12% of the average daily net assets

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